Exhibit 99.1 Enviva Partners, LP John Keppler – Chairman and CEO Drexel Hamilton’s Emerging Growth Investor Conference December 1, 2016

Forward-Looking Statements and Cautionary Statements Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that Enviva Partners, LP (NYSE: EVA) (“Enviva,” “we,” or “us”) expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “may,” “estimates,” “will,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions made by Enviva based on management’s expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although Enviva believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond its control, Enviva cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. A number of the assumptions on which these forward-looking statements are based are subject to risks and uncertainties, many of which are beyond the control of Enviva, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include the factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC, including those risks relating to financial performance and results, economic conditions and resulting capital restraints, availability of sufficient capital to execute Enviva’s business plan, the ability of Enviva to complete acquisitions and realize the anticipated benefits of such acquisitions, impact of compliance with legislation and regulations and other important factors that could cause actual results to differ materially from those projected. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such filings. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made, and Enviva undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements attributable to Enviva are qualified in their entirety by this cautionary statement. Industry and Market Data This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. 2

Company Highlights: High-Growth, “Drop-Down” MLP

World’s largest supplier of utility-grade wood pellets to major power generators with 2.3 million metric tons per year (“MTPY”) of contracted production capacity

Compelling Industry Fundamentals	• Critical supply chain partner for major power generators worldwide • More than 40% of renewable energy production in the EU is from solid biomass[1] • Supportive multinational regulatory frameworks results in forecasted demand growing at 16% CAGR through 2020[2] • Supply not adequate for demand with few providers of scale
Advantaged Assets	• Six fully-contracted, strategically located production plants and a deep-water marine terminal • Strong fiber baskets deliver low-cost, growing natural resource, and stable pricing • Embedded low cost to-port logistics and favorable long-term fixed-rate shipping contracts • Experiencing 1% - 2% annual productivity increase in production
Long-Term Off-take Contracts	• Sales strategy is to fully contract our production capacity under long-term agreements • Take-or-pay contracts with creditworthy utilities and large-scale power generators with weighted average remaining term of 9.6 years and a contracted revenue backlog of $4.7 billion[3] • Expected to acquire two off-take contracts as part of the Sampson drop-down transaction, increasing the weighted average remaining term to 9.7 years and the contracted revenue backlog to $5.7 billion[4]
Substantial Growth Opportunities	• Expect aggregate distributions for 2017 of at least $2.35 per unit[5] • Financed drop-down acquisition of the Sampson plant and associated contracts expected to close by January 3, 2017[6] • Construction of the Port of Wilmington is substantially complete and expect to have an opportunity to acquire the port in 2017 • Sponsor actively developing additional plant and port assets due to additional demand expected in Europe and Asia
Experienced Management Team	• Management team led by industry founders and seasoned public company executives • Demonstrated expertise acquiring, building, operating, and contracting / re-contracting platform assets • Management rewarded for sustained growth in per-unit distributable cash flow

(1) Eurostat – Energy Statistics – quantities (t_nrg_quant); 2014 solid biofuels (excluding charcoal); 2014 renewable energies
(2) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third quarter 2016
(3) As of October 1, 2016, not including the Hancock JV’s 420,000 MTPY contract with an affiliate of DONG Energy and 95,000 MTPY contract to supply the MGT Teesside project
(4) As of January 1, 2017, including the Hancock JV’s 420,000 MTPY contract with an affiliate of DONG Energy and 95,000 MTPY contract to supply the MGT Teesside project. Sampson drop-down transaction is subject to customary closing conditions.
(5) On November 3, 2016, provided guidance of aggregate distributions for 2017 of at least $2.35 per unit
(6) Sampson drop-down transaction is subject to customary closing conditions

3

Enviva Solves a Growing, Unmet Challenge for Generators Major industrial economies in the UK and EU are far short of binding, national-level 2020 renewable targets Wood pellets provide low-cost, drop-in solution, driving large demand Austerity challenges, desire to eliminate coal, grid stability issues, and sustainability requirements limit alternatives… …But existing coal assets can be quickly and cost-effectively converted to biomass • 2030 targets even more stringent Market growing rapidly: demand forecasted at ~16% CAGR to 2020 (3) Enviva is Only Enterprise Supplier In addition to renewables targets, Japan is addressing capacity shortage issues following the Fukushima nuclear disaster 100% 30 3% North America Asia 0.1 23% 38% 38% 75% 53% 61% re 50% Wind Europe ss Conversion 25% Nuclear 0% NL UK BEL FR GER % Short DK £0 £50 £100 £150 £200 % of Target (1) Eurostat News Release – February 10, 2016; Share of renewables in energy consumption in the EU rose further to 16% in 2014. (2) Aurora Energy Research – Comparing energy technologies (February 2016) with data from DECC Electricity Generation Costs (December 2013). Total Cost of Energy (TCOE) is the per-megawatthour cost of building and operating a generating plant over an assumed financial life including intermittency value, security of supply value, balancing costs, and transmission costs. Data is for the UK and may not be representative of all the markets in which we or our customers operate. (3) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third quarter 2016 4 Solar Offshore Wind Onsho Bioma 5.1 Supply Gap 6.7 24 18 22.0 Identified Supply 20.5 12 6 0 Demand Supply 2020 2020 Industrial Pellet Volumes (in millions MTPY) (3) Total Cost of Energy (per MWh)(2) Progress To Binding 2020 Renewables Targets (1)

Our Product is the Low-Cost, Drop-In Solution for Coal All figures £/MWh Offshore Wind 149 Onshore Wind 115 Solar5 167 Nuclear 90 Biomass Conversion 107 TCOE Biomass increasingly perceived as the cost-effective, essential complement to other renewables 0.8 0.7 0.3 (1) Enviva (2) CME Group (3) Union Pacific (4) Aurora Energy Research – Comparing energy technologies (February 2016) with data from DECC Electricity Generation Costs (December 2013). LCOE (Levelized Cost of Electricity) is the per-megawatthour cost of building and operating a generating plant over an assumed financial life. Total Cost of Energy (TCOE) is LCOE plus intermittency value, security of supply value, balancing costs, and transmission costs. Data is for the UK and may not be representative of all the markets in which we or our customers operate. (5) Large scale PV 5 Intermittency Value Adjustment Security of Supply Value Adjustment Balancing Costs Transmission Costs 1.3 2.8 17.9 9.0 0.9 3.8 1.7 Net System Cost Delta26.514.18.90(1.1) LCOE12210115890108 Total Cost of Energy4 (TCOE) Wood Pellet vs. Coal Attributes Wood Pellets (1) NYMEX CAPP Coal (2) Southern PRB Coal (3) Median Heat Content (BTU/lb) 8,000 12,000 8,600 Moisture 4 – 10% < 10% 26 – 30% Ash 0 – 2% < 13.5% 4.6 – 5.7% Sulfur 0 – 0.15% < 1.0% < 1.0%

Assets at a Glance


Bethesda, MD
Southampton, VA – 510K
Port of Chesapeake, VA – 90K
Northampton, NC – 510K
Ahoskie, NC – 370K
Amory, MS – 110K
Wiggins, MS – 110K
Cottondale, FL – 700K
Port of Mobile, AL – 45K+
Port of Panama City, FL – 32K
Plant - Enviva Partners, LP
Port - Enviva Partners, LP
Enviva Headquarters

Storage and Terminaling Assets

Port of Mobile

Location: Mobile, AL, Cooper Marine & Timberlands ChipCo Terminal
Startup: 3rd Party Agreement
Storage: Flex barge storage with 45K+ MT of capacity



Port of Chesapeake

Location: Chesapeake, VA, wholly-owned by Enviva
Startup: November 2011
Storage: Dome storage with 90K MT of capacity



Port of Panama City

Location: Panama City, FL, Port Panama City
Startup: 3rd Party Agreement
Storage: Flat warehouse storage with 32K MT of capacity



Current Production Plants

Amory

Location: Amory, MS
Startup: August 2010 (acquired)
Annual Production: 110K MTPY



Wiggins

Location: Wiggins, MS
Startup: October 2010 (acquired)
Annual Production: 110K MTPY



Ahoskie

Location: Ahoskie, NC
Startup: November 2011
Annual Production: 370K MTPY



Southampton

Location: Southampton, VA
Startup: October 2013
Annual Production: 510K MTPY



Northampton

Location: Northampton, NC
Startup: April 2013
Annual Production: 510K MTPY



Cottondale

Location: Cottondale, FL
Startup: May 2008 (acquired January 2015)
Annual Production: 700K MTPY



6

Advantaged Assets Port of Chesapeake, VA Southampton, VA Northampton, NC Ahoskie, NC Hardwood Roundwood Pine Roundwood Open / Farmland 1MM tons annual facility demand 475MM+ tons inventory 8MM+ tons net annual fiber excess (1) 65,000+ private landowners 1.4MM MT+ consolidated annual throughput ~75mi average distance to port Dedicated, Low-Cost, Haul to Wholly-Owned Terminal $15 Stable Delivered Cost of Fiber (2) $50 $12 $40 $9 $30 Enviva’s 1.4MM Tons $6 $20 $3 $10 $-$0 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 250 500 750 1,0001,2501,5001,7502,000 MTPY of Pellet Throughput 2,250 (1) FIA Data (2) Timber Mart-South-North Carolina 1991 – 2015 (3) Source: Enviva 7 $ / MT Port Costs North Carolina Pine Pulpwood 1991 - 2015 CAGR = 1.5% (2) North Carolina Hardwood Pulpwood 1991 - 2015 CAGR = 2.1% (2) Cost Advantage of Vertically Integrated Port (3) Operating Leverage of Northampton mi. Robust Resource Availability Integrated Low-Cost Logistics

Limited Competition • Pellet industry historically characterized by fragmented worldwide supply base (Thousands of MTPY) Enviva (U.S.)* Graanul Invest (Baltic States) Pinnacle Pellet (Canada) German Pellets (U.S.) Drax Biomass (U.S.) Georgia Biomass (U.S.) FRAM Renewable Fuels (U.S.) Rentech (Canada) Pacific Bioenergy (Canada) Colombo (U.S.) Tanac (Brazil) Westervelt (U.S.) • Utility trade almost exclusively one-to-one agreements between standalone plants Enviva distinguishes itself with an industrial, enterprise-scale approach • – Carefully assembled team of foresters, manufacturing experts, logisticians, and engineers Multi-plant profile allows for optimization Years of operational knowledge, employs a “build and copy” approach Conservative balance sheet Multi-billion dollar financial investors experienced in energy and wood products sector – – 0 600 1,200 1,800 2,400 3,000 United States* – – Baltic States Canada Europe Russia and Eastern Europe Rest of the World 0 2,000 4,000 6,000 8,000 10,000 Current capacity Under construction or financed for completion by 2018 for experienced and well-capitalized operator Source: Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third quarter 2016 * Includes the Sampson plant, but does not include the Hamlet plant (financed and in detailed design) or other production plants being developed by the Sponsor or the joint venture. ¹ Hawkins Wright supply and demand data. Assumption of $220/ton of installed capacity 8 $1.5 billion additional investment opportunity (1) Worldwide Industrial Pellet Producers and Regional Production

Take-or-Pay Contract Provision Examples Shipping Diesel Stumpage indexed diesel pricing adjustment Base Price Note: Represents examples of various pricing protection provisions within our portfolio of contracts; no single contract in our portfolio contains every pricing protection provision listed above 9 Off-take contracts are predominantly denominated in U.S. Dollars and include contractual provisions that protect Enviva from change in law risk Typical Contract Provisions Margin Protection (e.g., pass-through provisions or escalators) to protect against changes in: Cost of Fiber Indexed stumpage pricing matches underlying raw material commodity cost to regional indices Operations & Maintenance Costs Protects against changes of plant-level cost position through an inflator Logistics To Plant / To Port Mitigates fuel exposure through EIA Shipping / Bunker Fuel Fixed, back-to-back shipping component with bunker fuel pass-throughs to customer General Inflation Protects against erosion of underlying cost position through an inflator applied against base price

Contracted Production Profile

Sales strategy is to fully contract our production capacity under long-term agreements

Partnership's weighted average remaining term of off-take contracts is 9.6 years and contracted revenue backlog is $4.7 billion[1]
After the Sampson drop-down, weighted average remaining term extends to 9.7 years and backlog increases to $5.7 billion[2]



2,500
2,000
1,500
1,000
500
-
2016
2017
2018
2019
2020
EVA Production[3]
Long-term Contracted Volumes[1]

Organic increases in production capacity within our portfolio create additional sales opportunities

Contracted volumes in the graph above do not include the Hancock JV's contracts.
(1) As of October 1, 2016, not including the Hancock JV's 420,000 MTPY contract with an affiliate of DONG Energy and 95,000 MTPY contract to supply the MGT Teesside project
(2) As of January 1, 2017, including the Hancock JV's 420,000 MTPY contract with an affiliate of DONG Energy and 95,000 MTPY contract to supply the MGT Teesside project. Sampson drop-down transaction is subject to customary closing conditions
(3) Production capacity of 2,310K MTPY as reported in the Partnership's Annual Report on Form 10-K for fiscal year ended December 31, 2015. Does not take into account opportunities the Partnership expects to have to increase production capacity

10

Financial Results (1) Enviva, LP and subsidiaries See slides 36 and 37 for Adjusted EBITDA, Distributable Cash Flow and Adjusted Gross Margin per Ton reconciliations. As discussed in Note 1, Business and Basis of Presentation, to our Annual Report on Form 10-K (the “10-K”), the consolidated financial statements for the periods prior to the Reorganization and the Southampton Drop-Down (each as defined in the 10-K) have been retroactively recast. This quarterly information presented above has also been recast accordingly. 11 2015 2016 In millions except per ton data Q11 Recast Q2 Recast Q3 Recast Q4 Q1 Q2 Q3 Net Revenue $114.3 $109.7 $116.6 $116.8 $107.3 $119.7 $109.8 Cost of Goods Sold $102.7 $94.4 $100.0 $98.7 $91.5 $100.1 $86.9 Gross Margin $11.7 $15.3 $16.6 $18.1 $15.8 $19.6 $22.9 Adjusted Gross Margin per Metric Ton $34.16 $41.94 $40.12 $39.37 $40.42 $43.11 $54.97 Net Income $2.5 $2.9 $8.8 $9.0 $7.5 $12.0 $13.0 Adjusted EBITDA $16.9 $19.1 $19.8 $21.6 $18.5 $23.5 $25.5 Distributable Cash Flow $13.9 $15.3 $15.5 $18.0 $14.8 $19.5 $20.9

Outlook & Guidance (1) (2) (3) Prior to any distributions paid to our general partner Common and subordinated unit Sampson drop-down transaction is subject to customary closing conditions Guidance was provided on and as of November 3, 2016 See slide 38 for Adjusted EBITDA and Distributable Cash Flow reconciliations 12 2017 guidance above includes the impact of the expected Sampson drop-down3, but does not include the impact of any other potential acquisitions or drop-downs In millions except per unit figures 2016 2017 Net Income $34.0 - $36.0 $31.0 - $35.0 Adjusted EBITDA $86.0 - $88.0 $110.0 - $114.0 Maintenance Capex $4.0 $5.0 Interest Expense $16.0 $29.0 Distributable Cash Flow1 $66.0 - $68.0 $76.0 - $80.0 Distribution per Unit2 of at least $2.10 $2.35

Multiple Growth Drivers (Subject to ROFO) 13 Margin Expansion Optimizing Processes Fiber Mix Re-Contracting Acquisitions Contracted 3rd Party Plants Supply Chain New Contracts Robust Development Pipeline Uncontracted 3rd Party Plants Visible Drops Sampson Plant Wilmington Port Sponsor-Driven Growth MLP Growth

Contracted Sponsor-Held Assets • “Build and Copy” replica of Northampton / Southampton plants – Expected to produce 500,000 MTPY of wood pellets in 2017 and reach 600,000 MTPY in 2019 • Expect similar or slightly better cost profile (due to increased automation) compared to Northampton and Southampton plants Construction completed, operations team assumed control of the plant late-August Estimated incremental annual Adjusted EBITDA of approximately $22 million2 in 2017, growing to approximately $27 million2 when full capacity achieved • • Enviva Pellets Sampson (NC) Construction • • Fully financed “Build and Copy” replica of Enviva Port of Chesapeake Substantially complete, ~1.0 million MTPY throughput contracted with the Sampson and 3rd party volumes First shipment expected December 2016 Approximately $7 million estimated initial incremental Adjusted EBITDA annually, increasing to approximately $13 million annually once Hamlet plant is fully operational3 • • Enviva Port of Wilmington (NC) Construction (1) Sampson drop-down transaction is subject to customary closing conditions (2) See slide 39 for Adjusted EBITDA reconciliations (3) For an explanation of why we are unable to reconcile these measures to the most directly comparable GAAP financial measures, please see slide 40 14 Enviva Port of Wilmington (NC) Partnership agreed to purchase for $175 million from Hancock JV, expect to close early January 20171 Enviva Pellets Sampson (NC)

Adjacent Markets Experiencing Rapid Demand Growth large, rapidly growing market Industrial Pellet Forecasted Demand(1) Heating Pellet Forecasted Demand(1) 30,000 30,000 25,000 25,000 20,000 20,000 15,000 15,000 10,000 10,000 5,000 5,000 - 0 20142015 2016 2017 2018 2019 2020 2014 2015 2016 Asia 2017 2018 2019 2020 Europe Asia North America Europe North America Other (1)Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third quarter 2016. North America industrial pellet demand was 40k tons in 2014 and 100k tons in 2015; forecasted to be 100k tons in each of 2016-2020 15 Metric Tons (000's) Metric Tons (000's) Wood pellets are largely fungible across industrial and heating markets … but increasingly shipping to another Enviva primarily serves industrial market…

Growing Sponsor Development Pipeline

- Significant opportunities to develop production facilities to serve growing European and Asian demand
- Sponsor signed an option and lease agreement for the right to build a pellet export terminal at the Port of Pascagoula
- Sponsor and John Hancock have contributed their rights to the Lucedale and Childersburg projects to their joint venture

Greenfield & Brownfield Development Pipeline (1)



2 - 3 million tons of additional export capacity to serve growing European and Asian markets
Sampson, NC
Capacity: 515K MT
Hamlet, NC
Capacity: 500K MT
Laurens, SC
Capacity: 500K MT
Port of Wilmington, NC
Childersburg, AL
Capacity: 500K MT
Abbeville, AL
Capacity: 350K MT
Lucedale, MS
Capacity: 500K MT
Port of St. Joe, FL
Port of Jacksonville, FL
Port of Pascagoula, MS

M&A and Partnership Opportunities Across Value Chain

- Wood Processing
- Pellet Plants
- Export Terminals
- Shipping
- Import Terminals
- Power Plants

Potential Industry Consolidation

- *Robust asset base across supply chain*
- *Enviva has a proven track record of acquisitions*
- *Complements existing development activity and enables entry to new geographies and markets*

In Operation ○ Fully-Financed & Under Construction / In Detailed Design ○
Under Control ○ Under Assessment ○

(1) *Under Control assets are shown at estimated capacities and approximate locations. Sites Under Assessment assets are shown at approximate locations.*

16

Breaking the Fiber Logistics Barrier Unlocks North American Basis Differential Wood Chip Price (US$/Dry Ton) Sweden $130 Latvia1 $130 $131 Germany Japan $120 Southern US $63 Australia2 $138 Source: RISI World Timber Price Quarterly – July 2016 for first quarter 2016 1. 2. Latvia price is CIF Sweden Australia price is as of second quarter of 2015 17 Pelletizing Fiber Breaks Logistics Barrier and Enables Worldwide Delivery Annual Global Trade in Wood Products is Valued at over $250 billion

Enviva: A Compelling Story Compelling Industry Fundamentals Experienced Management Team Advantaged Assets Substantial Growth Opportunities Long-Term Off-take Contracts 18

Enviva’s Port of Chesapeake Marine Terminal Additional Materials

Familiar Midstream Activities Truck Pipeline Rail Vessel Processing Washing Fractionating BP Valero Wellhead Oil, Gas, NGL, Coal Refineries Generators Drax E.ON Engie Processing Drying Densifying Truck Rail Vessel Wood Fiber • • • Enviva performs activities similar to other midstream MLPs No direct exposure to crude oil or natural gas prices Qualifying income generated by aggregating a natural resource (timber), processing it into fuel at production facilities, transporting pellets to deep water marine storage terminals, and delivering ratably to utility customers (Private Letter Ruling received in 2011) 20 RENEWABLE CONVENTIONAL GATHERING GATHERING STORAGE STORAGE MIDSTREAM DOWNSTREAM UPSTREAM

Lower Greenhouse Gases European Union report: “the vast majority of the biomass used today in the EU for heat and power are considered to provide significant greenhouse gas savings compared to fossil fuels” United Nations report: “greenhouse gas emissions from coal are 4 times greater than forest wood bioenergy on a lifecycle basis” Source: IPCC, 2014: Climate Change 2014: Mitigation of Climate Change. Contribution of Working Group III to the Fifth Assessment Report of the Intergovernmental Panel on Climate Change Source: State of play on the sustainability of solid and gaseous biomass used for electricity, heating and cooling in the EU. European Commission. July 2014. Carbon Savings: “The GHG intensity of pellet based electricity is 74% to 85% lower than that of coal-based electricity” Authors include Chair of EPA’s Scientific Advisory Board Panel for Biogenic Carbon Source: Khanna et al. Carbon savings with transatlantic trade in pellets: accounting for market-driven effects. 2015. Oak Ridge National Laboratory scientists: 100 U.S. Forest Scientists: “The carbon benefits of sustainable forest biomass energy are well established” “a robust body of research confirms that forests that are sustainably managed for wood products and energy are associated with long-term reductions in atmospheric carbon dioxide” Source: Dale et al. Ecological objectives can be achieved with wood-derived bioenergy. The Ecological Society of America. 2015. Source: Letter to Gina McCarthy, Administrator, EPA, from professors affiliated with the National Association of University Forest Resource Programs. November 14, 2014. 21

Our Activities Sustain Thriving, Healthy Forests

"We show a ***substantial increase in the area of all forest types*** in the presence of increased pellet demand"[1]

- Duke University & NC State University

"The U.S. wood pellet industry ***increases our forested area, reduces greenhouse gas emissions, and improves U.S. forest management practices***"[2]

- Tom Vilsack, U.S. Secretary of Agriculture

"An industry that can reduce greenhouse gas emissions, increase forest growth, and create jobs sounds too good to be true. But that is the reality of the emerging wood pellet market in the Southern U.S."[3]

-USDA Acting Chief Economist Robert Johansson

Independently Audited Certifications:

SUSTAINABLE FORESTRY INITIATIVE SFI-01203

FSC www.fsc.org FSC® C110565

PEFC PEFC/29-31-238

"Enviva is ensuring that North Carolina's ***bottomland forests will be sustained and protected*** for generations to come"

- **The Honorable Pat McCrory, Governor of North Carolina**, regarding the Enviva Forest Conservation Fund, a $5 million, 10-year program designed to protect tens of thousands of acres of bottomland forests in Virginia and North Carolina. This program is sponsored by Enviva Holdings, LP.

1. Galik and Abt, *Sustainability Guidelines and Forest Market Response: as assessment of European Union pellet demand in the Southeastern United States*. ECB Bioenergy. 2015. Modeled projection of forest response.
2. March 28, 2016 – Letter from Tom Vilsack, U.S. Secretary of Agriculture, to Amber Rudd, (former) UK Secretary of State for Energy and Climate Change
3. USDA - http://blogs.usda.gov/2015/06/08/study-finds-increasing-wood-pellet-demand-boosts-forest-growth-reduces-greenhouse-gas-emissions-creates-jobs/. 2015

22

Market Seeing Regulatory Stability and Orderly Growth Biomass energy providing a compelling answer to the energy “trilemma” of cost, decarbonization, and grid stability Baseload / dispatachable characteristics of biomass power seen as a major advantage as electricity systems are placed under strain “In the same way generators should pay the cost of pollution, we also want intermittent generators to be responsible for the pressures they add to the system when the wind does not blow or the sun does not shine.” Amber Rudd, November 2015 UK Secretary of State for Energy and Climate Change (former) U.K. and EU policy-makers focused on improving financial discipline on a “total cost” basis, leading to more competition among renewables, which biomass can win Asian market maturing towards long-term supply contract structure, and can be cost-competitively supplied from the Southeastern U.S. Developing policies in the U.S. could enable growth, and the U.S. signed and ratified the Paris climate agreement 23 5 Growing Asian Demand Driven by New Feed-In Tariffs, Capacity Needs, and Renewable Energy Standards 4 3 2 1 Policy characteristics for Enviva’s target markets Northern European countries where Enviva’s long-term contracted customers are based

Supply Gap Created by Multiple Hurdles to Entry LIMITED SUPPLY CHAIN INFRASTRUCTURE CAPITAL INVESTMENT REQUIRED IN: Fragmented Natural Resource Base Concentrated Customer Generation Set Fiber Logistics Plant Ship Port Deep Process Capabilities Required Wood Aggregation Truck / Rail Loading Debarking & Chipping Size Reduction Wood Receiving & Storage Shipping Drying Port Storage Pelleting Commitment to Excellence in Safety, Sustainability & Reliability 24 •Long-term, fixed-price shipping contracts with reputable logistics providers •Off-take contract pricing escalators enable long-term margin stability and mitigate exposure to uncontrollable changes to cost position •Plants strategically located in one of the most attractive wood fiber regions in the world •Proximity to terminals results in low “to-port” transportation costs •Cost-effective transportation due to ownership and/or control of ports

Contract and Market Update - Europe • In the UK, support for the reduction of carbon emissions and renewable energy continues after the Brexit vote. In July, the U.K. announced its 5th carbon budget with emission reduction requirements for 2030, after previously announcing plans to shut down all coal-fired power plants by 2025. In October, parliament agreed to extend the government’s powers to award new contract for difference (CfD) incentives for new low-carbon energy projects out to 2026 from the original end date of 2020 The Macquarie MGT Teesside project in the UK achieved financial close. Our sponsor is the sole supplier of the approximately 1 million MTPY of imported biomass required by the plant, and the Partnership has a contract with our sponsor to supply 375,000 MTPY of these volumes, commencing in 2019 through 2034 • • Drax’s third 660 megawatt (“MW”) biomass unit, anticipated to require more than 2 million MTPY, is awaiting EU state-aid review of its CfD2 DONG Energy began burning wood pellets instead of coal at its 350 MW Studstrup unit 3 CHP plant and is currently testing wood pellets at its 215 MW Avedore unit 1 CHP plant. Dong Energy has stated half of the power and heat production at its Danish power stations must be based on biomass in 2020. Our Sponsor has a ten-year, 420,000 MTPY off-take contract with an affiliate of DONG Energy In the Netherlands, the second and final round of applications for the 2016 renewable incentive program commenced in September with 5.0 billion euros in funding available. The budget for the second round was increased from 4.0 billion euros after the first round (which awarded several biomass projects a total of 2.5 billion euros in subsidies) was oversubscribed. Several utility-scale projects are eligible for the program and are expected to apply in the second round ¹ Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third quarter 2016 • • ² CfD – Contract for Difference is a legally binding contract with the UK government that supports biomass conversions in the UK 25 European industrial wood pellet demand expected to grow to 22 million tons by 2020, a 14% annual growth rate1

Contract and Market Update – Asia and Rest of World • In Japan, nearly 3.2 gigawatts (“GWs”) of biomass-fired capacity, implying demand of more than 10 million MTPY of biomass, have been approved through the feed-in tariff (FiT) program, of which approximately 500 MWs are commissioned. The Japanese government has set a target of 6.0 – 7.5 GWs of biomass-fired capacity by 20302 • South Korean demand is expected to grow to 2.7 million MTPY in 20201 as increases in the Renewable Portfolio Standard come into effect and several power generators consider new-build and full unit conversions to biomass • The Partnership signed an agreement to supply a minimum of 160,000 metric tons over three years to Albioma’s 40 megawatt, biomass-fueled combined heat and power facility in Martinique, subject to the facility achieving full operation • Albioma’s model is replicable in island nations around the world, highlighting the economic benefits of coupling locally-sourced biomass with imported wood pellets to displace higher-cost fossil fuels with a compelling environmental solution ¹ Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third quarter 2016 2 Bloomberg New Energy Finance: Japan Biomass Market Update; June 30, 2016 26 Asian industrial wood pellet demand expected to grow to more than 5 million tons by 2020, a 24% annual growth rate1

Growth Supported by Committed Investors

RIVERSTONE

$550 Million Invested to Date

- $34 billion energy/power private investment firm
- Principal owner of our Sponsor

enviva

Enviva Holdings, LP
"Our Sponsor"

John Hancock

Hancock Natural Resource Group®

- John Hancock is the US unit of ManuLife Financial and one of the world's largest timberland investment managers
- $11.6 billion and 6.5 million acres of timberlands under management enviva

Enviva Partners, LP
NYSE: EVA

Strong Development Engine

&

Customer Contract Pipeline

Joint Venture

- Separate entity that finances, develops, constructs, and commissions projects from Sponsor pipeline
- Currently developing the "Wilmington Projects," consisting of three "build and copy" wood pellet production plants and a deep-water marine terminal in Wilmington, NC region
- Enviva Holdings, LP can compel the JV to sell assets to EVA if certain investment returns are achieved
- Capital can be recycled for future growth

Attractive cost of capital with access to capital markets for long-term funding

~4-year ROFO on JV and Sponsor Assets

Development → Finance, Construction, and Commissioning → Operations

27

Market Size Growing Due to Application Diversity • Although the supply chain has been enabled by coal displacement and renewable heating applications, global availability of lost-cost fiber creates new markets Increasingly, customers are seeking to replace fossil fuel-based hydrocarbons with bio-based hydrocarbons • Market Size Time 28 $/ton Increases Chemical / Polymer Cellulosic Manufactured Wood Products Heating Applications & CHP Coal Displacement & Power Generation

Financial Highlights • For Q3 2016, generated net income of $13.0 million and highest ever quarterly adjusted EBITDA of $25.5 million • Increased distribution to $0.53 per unit for the third quarter of 2016, a 20% increase from third quarter 2015 • Provided full-year 2017 guidance for net income in the range of $31.0 - $35.0 million and adjusted EBITDA of $110.0 - $114.0 million1 • For the full-year 2017, expect to distribute at least $2.35 per unit1 • Agreed to purchase Enviva Pellets Sampson, LLC and associated contracts for $175.0 million2 • Financing for drop-down in place with issuance of $300.0 million senior unsecured notes due 2021 and expect to issue $30.0 million in equity to our sponsor’s joint venture partner as partial consideration Expect to use excess proceeds from financing activity to pay-down certain term loan debt under senior secured credit facilities • • Increases revolver capacity from $25.0 million to $100.0 million to help fund future growth (1) Guidance was provided on and as of November 3, 2016. Distribution guidance is per common and subordinated unit (2) Samson drop-down transaction is subject to customary closing conditions See slide 38 for Adjusted EBITDA and Distributable Cash Flow reconciliations 29 Conservative leverage ratio target of 3x EBITDA

High Caliber Leadership

Management and Board with Significant Industry Experience

Management

John Keppler
Chairman & CEO

Steve Reeves
EVP & CFO

Thomas Meth
EVP of Sales & Marketing

Bill Schmidt
EVP & General Counsel

Royal Smith
EVP of Operations

Jim Geraghty
VP & Controller

Ray Kaszuba
VP & Treasurer


BP
Williams
Exxon
EPA
Buckeye
Black & Decker
CenterPoint
KPMG
GM
Plum Creek

Directors

John Bumgarner
Director (Independent)

Bill Reilly
Director (Independent)

Gary Whitlock
Director (Independent)

Janet Wong
Director (Independent)

Ralph Alexander
Director

Robin Duggan
Director

Michael Hoffman
Director

Chris Hunt
Director

Carl Williams
Director

30

Financial Information & Reg G Reconciliations

2015 and 2014 Financial Information ENVIVA PARTNERS, LP AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per unit amounts) 32 Year Ended December 31, 2015 2014 (Predecessor) Product sales $450,980 $286,641 Other revenue 6,394 3,495 Net revenue 457,374 290,136 Cost of goods sold, excluding depreciation and amortization 365,061 251,058 Depreciation and amortization 30,692 18,971 Total cost of goods sold 395,753 270,029 Gross margin 61,621 20,107 General and administrative expenses 18,360 10,792 Loss on disposal of assets 2,081 340 Income from operations 41,180 8,975 Other income (expense): Interest expense (10,551) (8,724) Related party interest expense (1,154) — Early retirement of debt obligation (4,699) (73) Other income 979 22 Total other expense, net (15,425) (8,775) Income before tax expense 25,755 200 Income tax (benefit) expense 2,623 15 Net income 23,132 185 Less net loss attributable to noncontrolling partners’ interests 42 79 Net income attributable to Enviva Partners, LP $23,174 $ 264 Less: Predecessor loss to May 4, 2015 (prior to IPO) $(2,132) $— Less: Pre-acquisition income from April 10, 2015 to December 10, 2015 from operations of Enviva Pellets Southampton Drop-Down allocated to General Partner 6,264 — Enviva Partners, LP partners’ interest in net income from May 5, 2015 to December 31, 2015 $19,042 $— Net income per common unit: Basic $ 0.80 — Diluted $ 0.79 — Net income per subordinated unit: Basic $ 0.80 — Diluted $ 0.79 — Weighted average number of limited partner units outstanding: Common – basic 11,988 — Common – diluted 12,258 — Subordinated – basic and diluted 11,905 — Distribution declared per limited partner unit for respective periods $1.1630 —

2016 and 2015 Quarterly Financial Information

ENVIVA PARTNERS, LP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per unit amounts)
(Unaudited)

As discussed in Note 1, Business and Basis of Presentation, to our Annual Report on Form 10-K (the "10-K"), the consolidated financial statements for the periods prior to the Reorganization and the Southampton Drop-Down (each as defined in the 10-K) have been retroactively recast. This quarterly information presented below has also been recast accordingly

	Three Months Ended						
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
					(Recast)	(Recast)	(Recast)
Product sales	$102,557	$116,247	$103,445	$115,123	$115,081	$107,195	$113,581
Other revenue	7,217	3,462	3,807	1,690	1,507	2,464	733
Net revenue	109,774	119,709	107,252	116,813	116,588	109,659	114,314
Cost of goods sold, excluding depreciation and amortization	80,420	92,983	84,616	92,049	92,437	86,175	94,400
Depreciation and amortization	6,434	7,114	6,881	6,640	7,568	8,225	8,259
Total cost of goods sold	86,854	100,097	91,497	98,689	100,005	94,400	102,659
Gross margin	22,920	19,612	15,755	18,124	16,583	15,259	11,655
General and administrative expenses	5,056	4,237	5,016	4,913	5,082	4,613	3,752
Loss (gain) on disposal of assets	1,489	155	1	2,181	(128)	10	18
Income from operations	16,375	15,220	10,738	11,030	11,629	10,636	7,885
Other income (expense):							
Interest expense	(3,314)	(3,039)	(3,181)	(2,933)	(2,910)	(2,791)	(1,917)
Related party interest expense	(51)	(301)	(209)	(57)	—	(296)	(801)
Early retirement of debt obligation	—	—	—	—	—	(4,699)	
Other income	2	140	131	889	74	15	11
Total other expense, net	(3,363)	(3,200)	(3,259)	(2,101)	(2,836)	(7,771)	(2,707)
Income before income tax (benefit) expense	13,012	12,020	7,479	8,929	8,793	2,865	5,178
Income tax (benefit) expense	—	—	—	(34)	—	—	2,667
Net income	13,012	12,020	7,479	8,963	8,793	2,865	2,511
Less net loss attributable to noncontrolling partners' interests	21	33	15	12	14	8	8
Net income attributable to Enviva Partners, LP	$13,033	$12,053	$7,494	$8,975	$8,807	$2,873	$2,519
Less: Predecessor (income) loss to May 4, 2015 (prior to IPO)	$—	$—	$—	$—	$—	$(4,651)	$2,519
Less: Pre-acquisition income from April 10, 2015 to December 10, 2015 from operations of Enviva Pellets Southampton Drop-Down allocated to General Partner	$—	$—	$—	$2,030	$2,395	$1,839	$—
Enviva Partners, LP partners' interest in net income from May 5, 2015 to December 31, 2015	$13,033	$12,053	$7,494	$6,945	$6,412	$5,685	$—
Net income per common unit:							
Basic	$0.51	$0.48	$0.30	$0.29	$0.27	$0.24	—
Diluted	$0.50	$0.47	$0.29	$0.29	$0.27	$0.24	—
Net income per subordinated unit:							
Basic	$0.51	$0.48	$0.30	$0.29	$0.27	$0.24	—
Diluted	$0.50	$0.47	$0.29	$0.29	$0.27	$0.24	—
Weighted average number of limited partner units outstanding:							
Common – basic	12,919	12,862	12,852	12,122	11,906	11,905	—
Common – diluted	13,480	13,445	13,337	12,418	12,193	12,159	—
Subordinated – basic and diluted	11,905	11,905	11,905	11,905	11,905	11,905	—

33

Non-GAAP Financial Measures Non-GAAP Financial Measures We use adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow to measure our financial performance. Adjusted Gross Margin per Metric Ton We define adjusted gross margin as gross margin excluding depreciation and amortization included in cost of goods sold. We believe adjusted gross margin per metric ton is a meaningful measure because it compares our off-take pricing to our operating costs for a view of profitability and performance on a per metric ton basis. Adjusted gross margin per metric ton will primarily be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our production plants and the production and distribution of wood pellets. Adjusted EBITDA We define adjusted EBITDA as net income or loss excluding depreciation and amortization, interest expense, income tax expense, early retirement of debt obligations, non-cash unit compensation expense, asset impairments and disposals, and certain other items of income or loss that we characterize as unrepresentative of our ongoing operations. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks, and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure. Distributable Cash Flow We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures and interest expense net of amortization of debt issuance costs and original issue discount. We use distributable cash flow as a performance metric to compare cash generating performance of the Partnership from period to period and to compare the cash generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. We do not rely on distributable cash flow as a liquidity measure. Adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow are not financial measures presented in accordance with accounting principles generally accepted in the United States (“GAAP”). We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted gross margin per metric ton, adjusted EBITDA, or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. 34

Non-GAAP Financial Measures Reconciliation The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income: 35 Year Ended December 31, 2015 2014 (Predecessor) (in thousands) Reconciliation of distributable cash flow and adjusted EBITDA to net income: Net income $23,132 $185 Add: Depreciation and amortization 30,738 19,009 Interest expense 11,705 8,724 Early retirement of debt obligation 4,699 73 Purchase accounting adjustment to inventory 697 — Non-cash unit compensation expense 704 2 Income tax (benefit) expense 2,623 15 Asset impairments and disposals 2,081 340 Acquisition transaction expenses 893 — Adjusted EBITDA $77,272 $28,348 Less: Interest expense net of amortization of debt issuance costs and original issue discount 10,099 6,703 Maintenance capital expenditures 4,359 515 Distributable cash flow $62,814 $21,130

Non-GAAP Financial Measures Reconciliation (Cont.)

The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income:

As discussed in Note 1, Business and Basis of Presentation, to our Annual Report on Form 10-K (the "10-K"), the consolidated financial statements for the periods prior to the Reorganization and the Southampton Drop-Down (each as defined in the 10-K) have been retroactively recast. This quarterly information presented below has also been recast accordingly

	Three Months Ended						
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
					(Recast)	(Recast)	(Recast)
	(in thousands)						
Reconciliation of distributable cash flow and adjusted EBITDA to net income:							
Net income	$13,012	$12,020	$7,479	$8,963	$8,793	$2,865	$2,511
Add:							
Depreciation and amortization	6,439	7,120	6,893	6,652	7,579	8,237	8,270
Interest expense	3,365	3,340	3,390	2,990	2,910	3,087	2,718
Early retirement of debt obligation	—	—	—	—	—	4,699	—
Purchase accounting adjustment to inventory	—	—	—	—	—	—	697
Non-cash unit compensation expense	1,162	819	681	341	180	183	—
Income tax (benefit) expense	—	—	—	(34)	—	—	2,667
Asset impairments and disposals	1,489	155	1	2,181	(127)	9	18
Acquisition transaction expenses	2	6	53	461	431	—	—
Adjusted EBITDA	$25,469	$23,460	$18,497	$21,554	$19,766	$19,080	$16,881
Less:							
Interest expense net of amortization of debt issuance costs and original issue discount	2,919	2,894	2,944	2,614	2,555	2,717	2,213
Maintenance capital expenditures	1,375	832	551	893	1,724	975	725
Distributable cash flow attributable to Enviva Partners, LP	$21,175	$19,734	$15,002	$18,047	$15,487	$15,388	$13,943
Less: Distributable cash flow attributable to incentive distribution rights	302	257	156	—	—	—	—
Distributable cash flow attributable to Enviva Partners, LP limited partners	$20,873	$19,477	$14,846	$18,047	$15,487	$15,388	$13,943

36

Non-GAAP Financial Measures Reconciliation (Cont.) The following table provides a reconciliation of adjusted gross margin per metric ton: As discussed in Note 1, Business and Basis of Presentation, to our Annual Report on Form 10-K (the “10-K”), the consolidated financial statements for the periods prior to the Reorganization and the Southampton Drop-Down (each as defined in the 10-K) have been retroactively recast. This quarterly information presented below has also been recast accordingly 37 Three Months Ended September 30, 2016 June 30, 2016 March 31, 2016 December 31, 2015 September 30, 2015 June 30, 2015 March 31, 2015 (Recast) (Recast) (Recast) (in thousands, except per metric ton) Reconciliation of gross margin to adjusted gross margin per metric ton: Metric tons sold 534 620 560 629 602 560 583 Gross Margin $22,920 $19,612 $15,755 $18,124 $16,583 $15,259 $11,655 Depreciation and amortization 6,434 7,114 6,881 6,640 7,568 8,225 8,259 Adjusted gross margin $29,354 $26,726 $22,636 $24,764 $24,151 $23,484 $19,914 Adjusted gross margin per metric ton $54.97 $43.11 $40.42 $39.37 $40.12 $41.94 $34.16

Non-GAAP Financial Measures Reconciliation (Cont.) The following table provides a reconciliation of the estimated range of distributable cash flow and adjusted EBITDA to the estimated range of net income. Guidance was provided on and as of November 3, 2016: (1) Prior to any distributions paid to our general partner 38 Twelve Months Ending December 31, 2016 Twelve Months Ending December 31, 2017 Estimated net income (loss) $34.0 – 36.0 $31.0 – 35.0 Add: Depreciation and amortization 27.1 34.5 Interest expense 18.0 31.3 Non-cash unit compensation expense 4.3 6.6 Asset impairments and disposals 2.1 4.0 Acquisition transaction expenses 0.5 - Early retirement of debt obligations - 2.6 Estimated adjusted EBITDA $86.0 – 88.0 $110.0 – 114.0 Less: Interest expense net of amortization of debt issuance costs and original issue discount 16.0 29.0 Maintenance capital expenditures 4.0 5.0 Estimated distributable cash flow1 $66.0 – 68.0 $76.0 – 80.0

Non-GAAP Financial Measures Reconciliation (Cont.) The following table provides a reconciliation of the estimated adjusted EBITDA to estimated net income, in each case for the twelve months ending December 31, 2017 or December 31, 2019, associated with the Sampson plant and related contracts (in millions): 39 Twelve Months Ending December 31, 2017 Twelve Months Ending December 31, 2019 Estimated net income $ 2.3 $ 6.5 Add: Depreciation and amortization 6.8 7.1 Interest expense 12.9 12.9 Asset impairments and disposals - 0.5 Estimated adjusted EBITDA $22.0 $27.0

Non-GAAP Financial Measures Reconciliation (Cont.) Our sponsor’s estimates of incremental adjusted EBITDA for the Wilmington terminal are based on numerous assumptions that are subject to significant risks and uncertainties. The assumptions underlying our sponsor’s estimates of incremental adjusted EBITDA generated by certain of its assets are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from those estimates. For more information about such significant risks and uncertainties, please see the risk factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC. A reconciliation of estimated incremental adjusted EBITDA to GAAP net income is not provided because forward-looking GAAP net income generated by the Wilmington terminal is not accessible and reconciling information is not available without unreasonable effort. The amount of interest expense with respect to the Wilmington terminal is not accessible or estimable at this time. The amount of actual interest expense incurred could be significant, such that the actual amount of net income generated by the Wilmington terminal could vary substantially from the amount of estimated incremental adjusted EBITDA. 40

Contact: Ray Kaszuba Vice President and Treasurer +1 240-482-3856 ir@envivapartners.com